EXHIBIT 99.1

NEWS RELEASE

The Keith Companies, Inc. (Nasdaq NM:TKCI), among the fastest growing engineering and consulting services companies in the western U.S., today announced that it has acquired privately held Hook & Associates Engineering, Inc. (Hook). Headquartered in Phoenix, Hook is a consulting engineering firm providing a full range of services to clients in an array of industries including telecommunications, public works/transportation and real estate development. The acquisition expands The Keith Companies' pool of high-caliber professionals, broadens its geographic operations into three additional western states and enhances the Company's expertise in the fulfillment of contracts in high growth sectors such as telecommunications and wireless infrastructure industries. Hook's unaudited gross revenues for 2000 were approximately $7 million. Further details were not disclosed.

"The completion of the Hook acquisition furthers our strategy of establishing a strong local presence in a number of the fastest growing regions of the U.S. The combination of our staff with that of Hook provides us with a talented and experienced team approaching 650 professionals," commented The Keith Companies Chairman and CEO Aram H. Keith. "The added experience of the Hook team and its presence in several strategic western states positions us to attract a greater number of engineering contracts related to the rapid expansion of our nation's telecommunications infrastructure."

Hook was founded in 1983, employs approximately 100 people, and has offices in Arizona, Colorado and Wyoming. In addition to providing services to companies such as Western Wireless, Arizona Department of Transportation, City of Phoenix, BF Goodrich Aerospace, Phillips Petroleum Company, and U.S. Home Corporation, Hook has designed hundreds of residential, commercial or industrial subdivisions, more than 200 miles of major transportation corridors, minor arterial streets and roadways, and numerous telecommunications and wireless projects.

     ABOUT THE KEITH COMPANIES

The Keith Companies, Inc. is a multi-disciplined engineering and consulting services company. The Keith Companies employs approximately 650 professionals (including Hook) and has operations throughout the western United States. The Keith Companies' professionals provide a wide spectrum of skilled resources including land planning, engineering, surveying, mapping, environmental, and water and cultural resources that are needed to effectively plan, engineer, and design state-of-the-art facilities. Additionally, the Company provides mechanical, electrical, chemical, and other industrial engineering services to design and improve the efficiency and reliability of automated and manufacturing processes, production lines, and fire protection systems. The Keith Companies benefits from a diverse public and private client base varying from residential, commercial, and real estate projects to institutional, manufacturing, energy, and processing facilities. For more information visit the Company's website at www.keithco.com.

Any forward-looking statements made in this release represent management's best judgment as to what may occur in the future. The Company cautions that a variety of factors, including but not limited to the following, could cause business conditions and results to differ materially from what is contained in forward-looking statements: changes in the rate of economic growth in the United States and other major international economies, changes in investment by the energy, power, environmental and telecommunication industries, the uncertain timing of awards and contracts, the ability to obtain additional or follow-on contracts, changes in regulatory environment, changes in project schedules, changes in trade, monetary and fiscal policies world-wide, the ability to successfully implement our acquisition strategy, the ability to successfully integrate an acquired company, outcomes of pending and future litigation, the ability to attract and retain employees, changes in the real estate market, increasing competition by foreign and domestic companies, our ability to sustain our growth and profitability and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.